IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN RE 8X8, INC. ) ) ) C.A. No. 2024-____-___ [PROPOSED] ORDER GRANTING 8X8, INC.’S VERIFIED APPLICATION PURSUANT TO 8 DEL. C. § 205 WHEREAS, the Court having reviewed the Verified Application Pursuant to 8 Del. C. § 205 (the “Application”) filed by 8x8, Inc. (the “Company”), the Court having considered the factors in 8 Del. C. § 205(d), and for good cause having been shown, IT IS HEREBY ORDERED this ___ day of ___________, 2024, that: 1. The July 24, 2012 stockholder vote approving the Charter Amendment Proposal is hereby validated and declared effective as of July 24, 2012.1 2. The Charter Amendment and the Amended Charter, including the filing and effectiveness thereof, are hereby validated and declared effective as of August 22, 2012. 1 Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Application. GRANTED

2 939799-WILSR01A - MSW 3. The Second Charter Amendment, including the filing and effectiveness thereof, is hereby validated and declared effective as of July 12, 2022. 4. The Company’s common stock, and all other of the Company’s securities that are convertible, exercisable or exchangeable into common stock, and the issuance of common stock and such other securities, described in the Application, whether already issued or to be issued pursuant to authorization under the Charter Amendments, including securities which have been issued or may be issued pursuant to any benefit plans approved by the stockholders of the Company, are hereby validated and declared duly authorized. 5. For the avoidance of doubt, this Order validates the above-described corporate acts, notwithstanding any failures of authorization or potential failures of authorization or that such corporate acts may have been defective corporate acts, as described in the Application. 6. The action is hereby closed. [Vice] Chancellor

This document constitutes a ruling of the court and should be treated as such. Court: DE Court of Chancery Civil Action Judge: Kathaleen St Jude McCormick File & Serve Transaction ID: 72092235 Current Date: Apr 04, 2024 Case Number: 2024-0154-KSJM Case Name: In re 8x8, Inc. Court Authorizer: Kathaleen St Jude McCormick /s/ Judge Kathaleen St Jude McCormick